                                                                     Exhibit 4.3

                        FORM OF FIXED RATE DEBT SECURITY

                    (FORM OF FACE OF FIXED RATE DEBT SECURITY)

[IF THE DEPOSITORY TRUST COMPANY IS THE DEPOSITORY, INSERT THE FOLLOWING:

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

[IF DEBT SECURITY IS A GLOBAL DEBT SECURITY, INSERT THE FOLLOWING:

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.]

No. ___                                                              $__________

                          Verizon Global Funding Corp.
                               ___% Notes due ____

Verizon Global Funding Corp., a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company"), for value received, hereby promises to pay to ___________ or registered assigns, the principal sum of _____________________ Dollars [*SUBSTITUTE FOREIGN CURRENCY HERE IF DENOMINATED IN OTHER THAN U.S. DOLLARS*] on ________________ and to pay interest on said principal sum from _______________, or from the most recent interest payment date to which interest has been paid or duly provided for, semi-annually on _______ and _____________ in each year, commencing ___________, at the rate of ____% per annum until the principal hereof shall have become due and payable, and on any overdue principal and (to the extent that payment of such interest is enforceable under applicable law) on any overdue installment of interest at the same rate per annum. The interest installment so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debt Security (or one or more Predecessor Securities, as defined in said Indenture) is registered at the close of business on the regular record date for such interest installment, which shall be the _____ or __________, as the case may be (whether or not a business day), next preceding such interest payment date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such regular record date, and may be paid to the person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on a special record date to be fixed by the Trustee for the payment of such defaulted interest, notice whereof shall be given to the registered holders of this series of Debt Securities not less than 10 days prior to such special record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debt Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture hereinafter referred to. The principal of and the interest on this Debt Security shall be payable at the office or agency of the Company maintained for that purpose in the City of New York, State of New York in any coin or currency of the United States of America which at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the registered holder at such address as shall appear in the Security Register. This Debt Security shall not be entitled to any benefit under the Indenture hereinafter referred to, or be valid or become obligatory for any purpose, until the Certificate of Authentication hereon shall have been signed by or on behalf of the Trustee.

The provisions of this Debt Security are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

The undersigned hereby certifies that the Support Agreement endorsed hereon is a true and complete copy of the manually executed Support Agreement.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed.

Dated:                                              VERIZON GLOBAL FUNDING CORP.


[Seal]                                              By
                                                      --------------------------
                                                        President

Attest:


By
  ----------------------------
    Secretary

                          CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                            First Union National Bank
                      as Trustee, Authenticating Agent and
                               Security Registrar

                          By
                            ---------------------------
                              Authorized Signatory

                            Dated:

                       (FORM OF REVERSE OF DEBT SECURITY)

This Debt Security is one of a duly authorized series of Securities of the Company (herein sometimes referred to as the "Securities"), all issued or to be issued in one or more series under and pursuant to an Indenture dated as of December 1, 2000 (the "Indenture"), duly executed and delivered by the Company, Verizon Communications Inc. ("Verizon Communications") and First Union National Bank (hereinafter referred to as the "Trustee"), as amended and supplemented, to which Indenture reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company, Verizon Communications and the holders of the Securities. By the terms of the Indenture, the Securities are issuable in series which may vary as to amount, date of maturity, rate of interest and in other respects as in the Indenture provided. This Debt Security is one of the series designated on the face hereof (herein called the "Debt Securities") unlimited in aggregate principal amount.

[INSERT IF GLOBAL DEBT SECURITY - This Global Debt Security shall be exchangeable for Debt Securities in definitive form registered in the names of persons other than the Depository or its nominee only if (i) the Depository notifies the Company that it is unwilling or unable to continue as the Depository or if at any time such Depository is no longer registered or in good standing under the Securities Exchange Act of 1934 or other applicable statute and a successor depository is not appointed by the Company within 90 days or
(ii) the Company executes and delivers to the Trustee an Officers' Certificate that the Global Debt Security shall be so exchangeable. To the extent that the Global Debt Security is exchangeable pursuant to the preceding sentence, it shall be exchangeable for Debt Securities registered in such names as the Depository shall direct. Notwithstanding any other provision herein, this Global Debt Security may not be transferred except as a whole by the Depository to a nominee of such Depository or by a nominee of such Depository to such Depository or another nominee of such Depository.]

In case an Event of Default, as defined in the Indenture, with respect to the Debt Securities shall have occurred and be continuing, the principal of all of the Debt Securities may be declared, and upon such declaration shall become, due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

The Indenture contains provisions permitting the Company, Verizon Communications and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Securities of each series affected at the time outstanding, as defined in the Indenture, to execute supplemental indentures for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or of modifying in any manner the rights of the holders of the Securities; provided, however, that no such supplemental indenture shall, among other things, (i) extend the fixed maturity of any Securities of any series, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or modify any provision of the Support Agreement in any way that adversely affects the rights of holders of Securities, without the consent of the holder of each Security so affected or (ii) reduce the aforesaid percentage of Securities, the holders of which are required to consent to any such supplemental indenture, without the consent of the holders of each Security then outstanding and affected thereby. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Securities of any series at the time outstanding, on behalf of the holders of Securities of such series, to waive any past default in the performance of any of the covenants contained in the Indenture, or established pursuant to the Indenture with respect to such series, and its consequences, except a default in the payment of the principal of, or premium, if any, or interest on any of the Securities of such series. Any such consent or waiver by the registered holder of this Debt Security (unless revoked as provided in the Indenture) shall be conclusive and binding upon such holder and upon all future holders and owners of this Debt Security and of any Debt Security issued in exchange herefor or in place hereof (whether by registration of transfer or otherwise), irrespective of whether or not any notation of such consent or waiver is made upon this Debt Security.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debt Security at the times and place and at the rate and in the money herein prescribed.

The Debt Securities are issuable as registered Debt Securities without coupons. [*IF THE ISSUE IS DENOMINATED IN U.S. DOLLARS, INSERT THE FOLLOWING: The Debt Securities shall be in denominations of $1,000 or any integral multiple thereof.*] Debt Securities may be exchanged, upon presentation thereof for that purpose, at the office or agency of the Company in the City of New York, State of New York, for other Debt Securities of authorized denominations, and for a like aggregate principal amount and series, and upon payment of a sum sufficient to cover any tax or other governmental charge in relation thereto.

[The Debt Securities will not be redeemable prior to maturity.]

                                       OR

[The Debt Securities may not be redeemed prior to _________. The Debt Securities may be redeemed on not less than 30 nor more than 60 days prior notice given as provided in the Indenture, as a whole or from time to time in part, at the option of the Company, on any date or dates on or after _________, and prior to maturity, at the applicable percentage of the principal amount thereof to be redeemed as set forth below under the heading "Redemption Price" during the respective twelve month periods beginning ____ of the years shown below:

                     Year                Redemption Price

                     ----                ----------------
                                                %

together, in each case, with accrued interest to the date fixed for redemption (but if the date fixed for redemption is an interest payment date, the interest installment payable on such date shall be payable to the registered holder at the close of business on the applicable record date).

In the event of redemption of this Debt Security in part only, a new Debt Security of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Debt Security shall be issued in the name of the holder hereof upon the presentation and surrender hereof.]

                                       OR

[The Debt Securities may be redeemed on not less than 30 nor more than 60 days' prior notice given as provided in the indenture, as a whole or from time to time in part, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount thereof and (ii) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus __ basis points, plus, in either case, accrued and unpaid interest on the principal amount being redeemed to such redemption date.

"Treasury Rate" means, with respect to any redemption date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release published by the Board of Governors of the Federal Reserve System designated as "Statistical Release H.15(519)" or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity corresponding to the Comparable Treasury Issue (if no maturity within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to the Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yield on a straight-line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third Business Day preceding the redemption date.

"Business Day" means any calendar day that is not a Saturday, Sunday or legal holiday in New York, New York and on which commercial banks are open for business in New York, New York.

"Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term ("Remaining Life") of the Debt Securities to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Debt Securities.

"Independent Investment Banker" means an independent investment banking or commercial banking institution of national standing appointed by the Company.

"Comparable Treasury Price" means (i) the average of three Reference Treasury Dealer Quotations for such redemption date, or (ii) if the Independent Investment Banker is unable to obtain three such Reference Treasury Dealer Quotations, the average of all such quotations obtained.

"Reference Treasury Dealer" means any independent investment banking or commercial banking institution of national standing and their respective successors appointed by the Company, provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in The City of New York (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer and (ii) any other Primary Treasury Dealer selected by the Independent Investment Banker and approved in writing by the Company.

"Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date. In the event of redemption of this Debt Security in part only, a new Debt Security of like tenor for the unredeemed portion hereof and otherwise having the same terms as this Debt Security shall be issued in the name of the holder hereof upon the presentation and surrender hereof. ]

As provided in the Indenture and subject to certain limitations therein set forth, this Debt Security is transferable by the registered holder hereof on the Security Register of the Company, upon surrender of this Debt Security for registration of transfer at the office or agency of the Company in the City of New York, State of New York accompanied by a written instrument or instruments of transfer in form satisfactory to the Company or the Security Registrar duly executed by the registered holder hereof or his attorney duly authorized in writing, and thereupon one or more new Debt Securities of authorized denominations and for the same aggregate principal amount and series will be issued to the designated transferee or transferees. No service charge will be made for any such transfer, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in relation thereto.

Prior to due presentment for registration of transfer of this Debt Security the Company, the Trustee, any paying agent and any Security Registrar for the securities may deem and treat the registered holder hereof as the absolute owner hereof (whether or not this Debt Security shall be overdue and notwithstanding any notice of ownership or writing hereon made by anyone other than the Security Registrar for the securities) for the purpose of receiving payment of or on account of the principal hereof and (subject to Section 310 of the Indenture) interest due hereon and for all other purposes, and neither the Company nor the Trustee nor any paying agent nor any Security Registrar for the securities shall be affected by any notice to the contrary.

No recourse shall be had for the payment of the principal of or the interest on this Debt Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture, against any incorporator, stockholder, officer or director, past, present or future, as such, of the Company or of any predecessor or successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issuance hereof, expressly waived and released.

Holders of the Notes are entitled to the benefits of a Support Agreement between the Company and Verizon Communications Inc. in the form endorsed hereon.

[INSERT IF GLOBAL DEBT SECURITY --The Depository by acceptance of this Global Debt Security agrees that it will not sell, assign, transfer or otherwise convey any beneficial interest in this Global Debt Security unless such beneficial interest is in an amount equal to an authorized denomination for Debt Securities of this series. ]

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Indenture.

                                SUPPORT AGREEMENT
                                     BETWEEN
                           VERIZON COMMUNICATIONS INC.
                                       AND
                          VERIZON GLOBAL FUNDING CORP.


          This Agreement, made and entered into as of October 31, 2000, by and between Verizon Communications Inc., a Delaware corporation ("Parent"), and Verizon Global Funding Corp., a Delaware corporation ("Subsidiary").

                                   WITNESSETH:
                                   -----------

          WHEREAS, Parent is directly or indirectly the owner of 100% of the outstanding common stock of Subsidiary; and

          WHEREAS, Subsidiary has incurred, and from time to time will incur, indebtedness through (a) the public and non-public debt markets, (b) the issuance of commercial paper, (c) bank credit facilities, (d) negotiated loans,
(e) foreign exchange transactions or financial derivative agreements, (f) bid and performance bonds or financial agreements in respect of the activities of affiliates and subsidiaries of Verizon Investments Inc. and (g) structured transactions involving the issuance, repurchase or guarantee of the equity instruments of subsidiaries of the Parent (including any required capitalization of such subsidiaries) where the proceeds received from such structured transactions would be considered indebtedness for U.S. income tax purposes (all such debt instruments, loans, commercial paper, bank agreements, foreign exchange transactions, derivative agreements, bid and performance bonds, financial guarantees and other instruments that would be considered indebtedness for U.S. income tax purposes being hereinafter referred to as "Debt"), thereby incurring indebtedness to parties other than Parent and its affiliates; and

          WHEREAS, in order to enhance and maintain the financial condition of Subsidiary to enhance its ability to issue Debt, Parent and Subsidiary from time to time have entered into support agreements, including a Support Agreement dated as of April 3, 1998 (the "1998 Support Agreement"); and

          WHEREAS, Parent and Subsidiary desire to amend and restate the 1998 Support Agreement in its entirety as hereinafter set forth;

          NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto agree that the 1998 Support Agreement shall be amended and restated in its entirety as follows:

          1.   Stock Ownership. During the term of this Agreement, Parent will
               ---------------
own directly or indirectly all of the voting capital stock of Subsidiary now or hereafter issued and outstanding.

          2.   Net Worth. During the term of this Agreement, Parent shall cause
               ---------
Subsidiary to maintain at all times a positive tangible net worth, as determined in accordance with generally accepted accounting principles.

          3.   Liquidity Provision. If, during the term of this Agreement,
               -------------------
Subsidiary requires funds to make timely payment of interest, principal or premium, if any, on any Debt, and such funds are not obtainable by Subsidiary from other sources on commercially reasonable terms, Parent shall provide to Subsidiary, at its request, such funds either as equity or as a loan, at Parent's option, to assure that the Subsidiary will be able to pay such principal, interest and premium, if any, when due. If such funds are advanced to Subsidiary as a loan, such loan shall be on such terms and conditions, including maturity and rate of interest, as Parent and Subsidiary shall agree. Notwithstanding the foregoing, any such loan shall be subordinated in all respects to any and all Debt, whether or not such Debt is outstanding at the time of such loan.

          4.   Waivers. Parent hereby waives any failure or delay on the part of
               -------
Subsidiary in asserting or enforcing any of its right or in making any claims or demands hereunder.

          5.   Rights of Lender. Except as may be provided in any indenture or
               ----------------
agreement pursuant to which Debt is issued, any Lender (defined below) shall have the right to proceed directly against Parent without first proceeding against Subsidiary to enforce Subsidiary's rights under paragraphs 1, 2 and 3 of this Agreement or to obtain payment of any defaulted interest, principal or premium owed to such Lender. However, in no event may any Lender, on default by Parent or Subsidiary under the terms of the indenture or other agreement pursuant to which Debt is issued, or upon failure to comply with this Agreement by Parent or Subsidiary, have recourse to or against the stock or assets of Verizon Services Corp., Telecom Corporation of New Zealand Limited or any operating telephone company which may from time to time be owned directly or indirectly by Parent. The Term "Lender", as used in this Agreement, shall mean any Person, firm or corporation to which Subsidiary is indebted for the Debt or which is acting as trustee or authorized representative with respect to the Debt on behalf of such person, firm or corporation.

          6.   Termination; Amendment. This Agreement may be modified or amended
               ----------------------
in a manner that adversely affects the rights of the holders of Debt only if all Lenders consent in advance and in writing to such modification or amendment. No modification or amendment to this Agreement relating to the provisions set forth in paragraphs 1, 2, 3 or 5 or this sentence shall be made unless Subsidiary applies to the Securities and Exchange Commission for an amended order relating to such modifications or amendment, and the Commission grants such amended order. This Agreement may be terminated by either the Parent or the Subsidiary by notice to the other party, provided that such termination shall be effective only after all outstanding Debt issued by the Subsidiary is paid in full.

          7.   Notice. Any notice, instruction, request, consent, demand or
               ------
other communication required or contemplated by this Agreement to be in writing, shall be given or made or communicated by United States first class mail, addressed as follows:

If to Parent;                    Verizon Communications Inc.
                                 1095 Avenue of the Americas
                                 New York, New York  10036

                                 Attention:  Senior Vice President and Treasurer

If to Subsidiary:                Verizon Global Funding Corp.
                                 3900 Washington Street, 2nd Floor
                                 Wilmington, Delaware  19802

                                 Attention:  President and Treasurer

          8.   Successors. The covenants, representations, warranties and
               ----------
agreements herein set forth shall be mutually binding upon, and inure to the mutual benefit of, Parent and its successors, Subsidiary and its successors and Lenders from time to time.

          9.   Governing Law; Counterparts. This Agreement shall be governed by
               ---------------------------
the laws of the State of New York. This instrument may be executed in counterparts and the executed counterparts shall together constitute one instrument.

          IN WITNESS WHEREOF, the parties have set their hands and affixed their corporate seals as of the day and year first above written.


ATTEST:                                  VERIZON COMMUNICATIONS INC.

By: /s/ Robert W. Erb                    By: /s/ William F. Heitmann
   ------------------------------           ------------------------------------
   Assistant Secretary                      Senior Vice President and Treasurer
(SEAL)


ATTEST:                                  VERIZON GLOBAL FUNDING CORP.

By: /s/ Robert W. Erb                    By: /s/ Janet M. Garrity
   ------------------------------           ------------------------------------
   Secretary                                President and Treasurer

 (SEAL)